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                                                                    Exhibit 10.1


                               DOUBLECLICK INCORPORATED
                                1996 STOCK OPTION PLAN

                                      ARTICLE I

                                  GENERAL PROVISIONS


         1.1  PURPOSE.  The DOUBLECLICK INCORPORATED 1996 STOCK OPTION PLAN
(the "Plan") has been established by DoubleClick Incorporated, a Delaware corporation (the "Company"), to secure for the Company and its stockholders the benefits arising from capital stock ownership by those employees and officers of the Company who will be responsible for its future growth and continued success. The Plan will provide a means whereby such employees and officers may purchase shares of the common stock, $.001 par value, of the Company ("Common Stock") pursuant to options granted hereunder ("Options"). In so doing, it is intended that the Plan serve to help the Company attract and retain such employees and officers by making it possible to offer them an increased incentive to join, or continue in the service of, the Company and to increase their efforts for its welfare.

         1.2 ADMINISTRATION. The Plan will be administered and interpreted by the Company's Board of Directors or by such committee of directors or administrator to whom the Board of Directors may delegate such authority and responsibility (the "Committee/Administrator"). In any event, administration will be subject in all respects to the supervisory prerogative of the Company's Board of Directors. The Committee/Administrator will have complete discretion within the authority delegated by the Board of Directors to control the operation of the Plan, including participation in the Plan. Members of the Committee or the Administrator shall not be liable for any action or determination made in good faith and permitted by the terms of the Plan.

         1.3 PARTICIPATION. Subject to the terms of the Plan, and, in the case of Incentive Stock Options (as described in Article II), subject to the requirements for qualification as such under Section 422 of the 1986 Internal Revenue Code, as amended, (the "Code") and any successor provision, the Committee/Administrator shall determine and designate, from time to time, the employees and officers of the Company and its subsidiaries, including employees and officers of the Company and its subsidiaries who are directors of the Company and its subsidiaries, to whom Options are to be granted (the "Participants"), the number of shares of Common Stock that shall be subject to Options granted to each Participant, the terms and conditions of each Option, the voting and transfer restrictions to which the shares of Common Stock obtainable upon exercise of each Option shall be subject, and whether each Option shall constitute an Incentive Stock Option, a Non-Qualified Option (as described in Article III), or some combination of the foregoing.



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         1.4  SHARES SUBJECT TO THE PLAN.  The shares of stock that may be subject to Options under the Plan shall be unissued shares of Common Stock and shares of Common Stock held in treasury. All shares of stock that may be subject to Options under the Plan shall be subject to the provisions of the Securityholders Agreement dated as of January 26, 1996, among the Company, Poppe Tyson, Inc. and the other persons executing that agreement as Securityholders, as the same may be amended from time to time (the "Securityholders Agreement"). The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 2,277,180 shares, subject to such adjustments as may take place in accordance with Section 1.12. If, as to any number of shares, any Option granted pursuant to the Plan expires or terminates while the Plan remains in effect, such number of shares shall again be available for grant under the Plan.

         1.5 OPTION PRICE. The price at which a share of Common Stock may be purchased pursuant to the exercise of an Option under the Plan shall be fixed by the Committee/Administrator on the date the Option is granted, and in the case of Incentive Stock Options, shall be as set forth in Section 2.1.

         1.6 OPTION EXPIRATION DATE. The "Expiration Date" with respect to an Option granted to a Participant under the Plan means the earlier of (i) the date established by the Committee/Administrator as the date on which the maximum period of time of such Option would elapse (but in no event shall such period of time be longer than ten years, measured from the date on which the Option is granted), or (ii) the date specified in Section 1.8 or 4.2.

         1.7 EXERCISE OF OPTION. Each Option shall be exercisable at such time or times as shall be established hereunder. The Committee/Administrator may, in its discretion, accelerate the exercisability of any one or more Options at any time and for any reason, provided that, if the exercisability of any Incentive Stock Options is accelerated in a way that causes them no longer to comply with the provisions of Article II below, then such Incentive Stock Options shall automatically become Non-Qualified Options as defined in Article III below to such extent as may be necessary to preserve the qualification of the maximum number of Options for treatment as Incentive Stock Options (and such recharacterization shall be effected in the reverse order in which such Options were granted, such that the most recently granted Incentive Stock Options shall be recharacterized as Non-Qualified Options first). A Participant may exercise an Option by giving written notice (the "Exercise Notice") thereof prior to the Option's Expiration Date to the Secretary or other designated officer of the Company at the Company's corporate headquarters.

         The full purchase price of the shares purchased pursuant to the exercise of an Option shall be paid, in cash, or, if permitted by the Committee/Administrator, by tender of stock certificates in proper form for transfer to the Company representing shares of Common Stock valued at the Fair Market Value (as described in Article II) of the Common Stock on the preceding business day, or by any combination of the foregoing, contemporaneously with the giving of the Exercise Notice. In addition, the Participant shall pay to the Company at


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the time of exercise, or shall otherwise make arrangements satisfactory to the
Committee/Administrator regarding payment of, any additional amount that the Committee/Administrator deems necessary to satisfy the Company's liability to withhold federal, state or local income or other taxes incurred by reason of exercise of the Option.

         1.8 TERMINATION OF EMPLOYMENT. The Committee/Administrator shall have the power to specify, with respect to the Options granted to any particular Participant the effect upon such Participant's right to exercise an Option of the termination of such Participant's employment under various circumstances, which effect may include immediate or deferred termination of such Participant's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that Incentive Options shall be subject to the provisions of Section 2.3. In the event of exercise of any Option after the termination of employment (including by reason of death or disability), the Participant may exercise the Option only with regard to the shares that could have been obtained under Options exercisable on the date of termination of employment.

         1.9 COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock under the Plan unless such issuance is in compliance with all applicable laws and any applicable requirements of any securities exchange on which the Common Stock is traded. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement from the recipient as evidence of such compliance, including an acknowledgment by the recipient that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

         1.10 TRANSFERABILITY AND RESTRICTIONS UPON TRANSFER AND VOTING.
Options under the Plan are not transferable except by will or under the laws of descent and distribution. Options may be exercised during the lifetime of the Participant only by the Participant. As provided in Section 1.4, shares of Common Stock received upon exercise of Options granted under the Plan shall be subject to the provisions of the Securityholders Agreement. Certificates representing such shares shall bear a legend referring to such Agreement. Shares of Common Stock received upon exercise of Options granted under the Plan may, in addition, be subject to such voting and transfer restrictions as the Committee/Administrator in its sole discretion shall establish at the time such Options are granted. If the transfer or voting of shares obtained upon exercise of an Option is restricted, certificates representing such shares may also bear a legend referring to such restrictions.

         1.11 EMPLOYMENT AND STOCKHOLDER STATUS. This Plan, any document describing this Plan, the grant of any Option hereunder, and any agreement evidencing the grant of such Option shall not be construed to give any Participant or any other employee a right to continued employment by the Company or affect the right of the Company to terminate the employment of any such person with or without cause. The grant of an Option under the Plan shall not confer upon the holder thereof any right as a stockholder of the Company. No person entitled to exercise any Option granted under the Plan shall have any of


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the rights or privileges of a stockholder of record with respect to any shares of Common Stock issuable upon exercise of such Option until such Option is exercised and certificates representing such shares have been issued and delivered.

         1.12 ADJUSTMENTS AND OWNERSHIP CHANGES. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, or similar corporate change involving the Common Stock, the aggregate number and kind of shares subject to Options outstanding or to be granted under the Plan shall be proportionately adjusted or modified, and the terms of any outstanding Option shall be adjusted or modified accordingly.

         In the event of any merger, consolidation, reorganization, division or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property of the Company or of any other entity (an "Ownership Change"), the Company shall have the right, at its discretion, to provide for the assumption or substitution of comparable stock options in place of the Options theretofore granted hereunder.

         In the event such an Ownership Change takes place and provision is not made for such assumption or substitution, or in the event that the Company sells all or substantially all of its assets, or engages in a liquidation of all or substantially all of its assets (a "Termination Event"), the Committee/Administrator may, in its discretion, accelerate the exercisability of any one or more Options in accordance with Section 1.7. It is the policy of the Company that the decision whether to accelerate the exercisablity of outstanding Options take into account such factors as the profitability of the transaction giving rise to the Termination Event to the stockholders of the Company, the likelihood that the business of the Company will substantially continue under the same, different or changed ownership following such transaction, the tenure and performance of individual Participants, the possibility that some or all of the Participants receive or are invited to participate in benefits or benefit plans if they continue as employees of the successor to the Company's business or other consideration in connection with such transaction, and any other factors that may be appropriate within the scope of their business judgment. Whether or not such an acceleration occurs, all outstanding exercisable and non-exercisable Options shall be cancelled to the extent they remain unexercised at the time such transaction is consummated. The determination of the Committee/Administrator in its sole discretion with respect to all such matters shall be final and binding.

         In no event shall any fraction of a share of stock be issued upon the exercise of an Option.

         1.13 AGREEMENT WITH COMPANY. At the time of a grant of an Option, the Committee/Administrator shall require a Participant to enter into a written agreement with the Company in a form specified by the Committee/Administrator. Such agreement shall reflect the Participant's agreement to the terms and conditions of the Plan and to such


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additional terms and conditions, not inconsistent with the Plan, as the
Committee/Administrator may, in its sole discretion, prescribe. No Option purported to be granted pursuant to the Plan shall be valid or binding on the Company unless evidenced by a written agreement and approved by the Committee/Administrator.


                                      ARTICLE II

                               INCENTIVE STOCK OPTIONS

         In addition to the requirements of Articles I and IV, Incentive Stock Options shall be subject to the following provisions:

         2.1 EXERCISE PRICE. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock at the time such Option is granted. For purposes of this Plan" Fair Market Value" shall mean
(a) the closing sales price of the Common Stock, regular way, first preceding the time at which Fair Market Value is to be determined, on the national securities exchange having the greatest volume of trading in the Common Stock during the thirty-day period preceding the day the value is to be determined; or
(b)if the Common Stock is not traded on any national securities exchange, the closing sales price of the Common Stock first preceding the time at which Fair Market Value is to be determined, as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market System, or any successor system; or (c) if the trading of the Common Stock is not reported by the NASDAQ National Market System, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market first preceding the time at which Fair Market Value is to be determined, as reported by NASDAQ, or any other national quotation service; or (d) if the Common Stock is not traded on a national exchange nor on the over-the-counter market, the fair market value as determined by the Board of Directors or the Committee/Administrator based on such relevant facts as may be available to it, which may include the price at which securities of reasonably comparable corporations in the same industry are being traded (subject to appropriate adjustments for the absence of a public market and other dissimilarities between the Company and such corporations), the earnings history, book value and prospects of the Company in light of market conditions generally, the prices for recent sales of the Common Stock, opinions of independent experts, and such other evidence as the Board of Directors or the Committee/Administrator, as the case may be, determines it may rely on in making a good faith valuation.

         The closing sales prices and closing bid and asked prices in clauses
(a), (b) and (c) shall be those published in THE WALL STREET JOURNAL. If such prices are not reported for the day Fair Market Value is to be determined, prices reported for the first preceding day for which such information is available shall be used.


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         2.2  LIMITATION ON OPTIONS.  The aggregate Fair Market Value of all shares of Common Stock (determined at the time the Incentive Stock Option is granted) that are subject to Incentive Stock Options granted by the Company to a Participant under the Plan and any other similar plans, including plans of a subsidiary, then in effect, and that become exercisable for the first time during any calendar year, may not exceed $100,000.

         2.3 CONTINUED EMPLOYMENT. No Option granted under the Plan shall qualify as an Incentive Stock Option unless at all times during the period beginning on the date of the granting of the Option and ending on the day three months before the date of exercise of the Option, the Participant is an employee of either the Company, a parent or subsidiary corporation of the Company, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock Option in a transaction to which Section 424(a) of the Code applies (subject to such exceptions provided by the Code and applicable Treasury Regulations). Whether military, government or other service or other leave of absence of a Participant shall constitute a termination of employment for such purposes and whether the requirements of this section are otherwise satisfied, shall be determined in each case by the Committee/Administrator in accordance with the principles and requirements of Sections 421, 422 and 424 of the Code and applicable Treasury Regulations.

         2.4 SPECIAL RULE FOR TEN PERCENT STOCKHOLDER. If at the time an Incentive Stock Option is granted, a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined using the attribution rules of Section 424(d) of the Code, then the terms of the Incentive Stock Option shall specify that the exercise price shall be at least 110% of the Fair Market Value of the shares of Common Stock that are subject to the Incentive Stock Option, and such Incentive Stock Option shall not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

         2.5 INTERPRETATION. In interpreting this Article II of the Plan and the provisions of individual Option agreements, the Committee/Administrator shall be governed by the principles and requirements of Sections 421, 422 and 424 of the Code, and applicable Treasury Regulations.







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                                     ARTICLE III

                              NONQUALIFIED STOCK OPTIONS


         In addition to the requirements of Articles I and IV, Nonqualified Stock Options shall be subject to the following provisions:

         3.1 EXERCISE PRICE. The Company may elect to grant Nonqualified Stock Options at a price less than the Fair Market Value of the Common Stock at the time such Option is granted.

         3.2 SECTION 83(B) ELECTION. The Company recognizes that Participants who receive Nonqualified Stock Options may be subject to restrictions regarding their right to trade Common Stock under applicable securities laws, the Securityholders Agreement or other transfer restrictions imposed by agreement with the Company. Such may cause such Participant's exercising such Options not to be taxable under the provisions of Section 83(a) and/or (c) of the Code. Accordingly, Participants exercising such Nonqualified Stock Options may consider making an election to be taxed upon exercise of such Options under
Section 83(b) of the Code. To effect such election (if made by the Participant), the Company will file such election with the Internal Revenue Service within thirty (30) days of exercise of the Option and otherwise in accordance with applicable Treasury Regulations.


                                      ARTICLE IV

                                ADDITIONAL PROVISIONS


         4.1 STOCKHOLDER APPROVAL. The Plan shall be submitted for the approval of the stockholders of the Company no later than one year after its approval by the Board of Directors. If at said meeting or during such period the stockholders of the Company do not approve the Plan, then no Incentive Stock Options may be granted under the Plan, and all Options previously granted shall be nonqualified.

         4.2 FORFEITURE FOR COMPETITION. If an Optionee provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Optionee while an employee of the Company, then that Optionee's rights under any Options outstanding hereunder shall be forfeited and terminated, subject to a determination to the contrary by the Committee/Administrator.



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         4.3  EFFECTIVE DATE.  The Plan shall become effective as of February
1, 1996 subject, with respect to Incentive Stock Options, to stockholder approval pursuant to Section 4.1 (the "Effective Date") and shall expire on the date falling ten years after the Effective Date. No Options may be granted under the Plan after ten years after the Effective Date, but Options granted on or before that date may be exercised according to the terms of the Option agreements and shall continue to be governed by and interpreted consistent with the terms hereof.

         4.4 AMENDMENT AND TERMINATION OF PLAN. Subject to any approval of the stockholders of the Company as may be required by law, the Board of Directors of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan (other than in connection with such actions as are expressly authorized in the Plan) shall adversely affect or impair any Option previously granted under the Plan without the consent of the holder thereof.

         4.5 GOVERNING LAW. This Plan shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of law rules thereof.


APPROVED BY THE STOCKHOLDERS ON MARCH 1, 1996.




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